UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 23, 2012

TRANSGENOMIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30975	911789357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12325 Emmet Street, Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 452-5400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2012, at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Transgenomic, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 150,000,000. The increase in the number of authorized shares of the Company’s common stock was effected pursuant to a Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation (the “Initial Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on May 25, 2012. A copy of the Initial Certificate of Amendment is attached as Exhibit 3.1 hereto.

At the Annual Meeting, the Company’s stockholders also approved an amendment to the Certificate of Designation of Series A Convertible Preferred Stock of the Company (the “Certificate of Designation”) to eliminate certain features of the Company’s Series A Preferred Stock relating to (i) the anti-dilution adjustment to the conversion rate upon which the Company’s Series A Preferred Stock is convertible into the Company's common stock, and (ii) the right of the holders of the Company’s Series A Convertible Preferred Stock to require the Company to redeem its Series A Preferred Stock. These amendments were effected pursuant to a Certificate of Amendment of the Certificate of Designation (the “Additional Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on May 25, 2012. A copy of the Additional Certificate of Amendment is attached as Exhibit 3.2 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on six proposals at the Annual Meeting. The proposals are described in detail in the Company’s definitive proxy statement dated April 20, 2012.

As of March 28, 2012, the Company’s record date, there were a total of 71,645,725 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and a total of 2,586,205 shares of Series A Preferred Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock was entitled to one vote on each matter to be voted on at the Annual Meeting. Each share of Series A Preferred Stock was entitled to four votes on each matter to be voted on at the Annual Meeting, except for Proposal One. At the Annual Meeting, 55,813,858 shares of Common Stock and 2,586,205 shares of Series A Preferred Stock were represented in person or by proxy and, therefore, a quorum was present.

The final results for the votes regarding each proposal are set forth below.

Proposal Number One: Stockholders elected Rodney S. Markin as a Class III director for a three-year term ending in 2015 and until his respective successor shall be elected and qualified or until his earlier resignation or removal. The results of the vote were as follows:

For	Withhold	Broker Non Votes
35,026,702	1,108,913	19,678,243

Proposal Number Two: Stockholders ratified the appointment of McGladrey & Pullen, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. The results of the vote were as follows:

For	Against	Abstain	Broker Non Votes
55,239,223	508,937	65,698	0

Proposal Number Three: Stockholders approved an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 100,000,000 to 150,000,000 shares. The results of the vote were as follows:

For	Against	Abstain	Broker Non Votes
43,743,438	11,364,665	248,670	457,085

Proposal Number Four: Stockholders approved an amendment to the Company's Certificate of Incorporation to amend the Certificate of Designation of the Series A Convertible Preferred Stock to eliminate: (i) an anti-dilution adjustment to the conversion rate upon which the Series A Preferred Stock is convertible into the Company's common stock, and (ii) the right of the holders of the Series A Preferred Stock to require the Company to redeem the Series A Preferred Stock. The results of the vote were as follows:

For	Against	Abstain	Broker Non Votes
34,120,001	1,680,174	335,440	19,678,243

Proposal Number Five: Stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The results of the vote were as follows:

For	Against	Abstain	Broker Non Votes
34,980,413	1,088,567	66,635	19,678,243

Proposal Number Six: Stockholders approved, on an advisory basis, holding the advisory vote on the compensation of the Company’s named executive officers on an annual basis. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non Votes
30,513,745	526,839	5,014,421	80,610	19,678,243

No other items were presented for stockholder approval at the Annual Meeting.

After considering the results set forth pursuant to Proposal Number Six above, the Company’s Board of Directors determined that advisory votes on executive compensation will be submitted to stockholders on an annual basis until the Company next seeks an advisory vote on the frequency of advisory votes on executive compensation.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Transgenomic, Inc.
3.2	Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of Transgenomic, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2012	TRANSGENOMIC, INC. By: /s/ Craig J. Tuttle Craig J. Tuttle President and Chief Executive Officer